Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

among

CONTANGO OIL & GAS COMPANY

and

THE PURCHASERS PARTY HERETO

i

SCHEDULE A – Schedule of Purchasers

EXHIBIT A – Form of Statement of Resolution for the Preferred Stock
EXHIBIT B – Form of Registration Rights Agreement
EXHIBIT C – Form of Voting and Support Agreement

ii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of September 12, 2019 (this “Agreement”), is entered into by and among Contango Oil & Gas Company, a Texas corporation (“Contango”), and each of the purchasers set forth in Schedule A hereto (the “Purchasers”).

RECITALS:

WHEREAS, Contango desires to sell the Purchased Securities (as defined below) and the Purchasers desire to purchase from Contango the Purchased Securities, in accordance with the provisions of this Agreement; and

WHEREAS, Contango has agreed to provide the Purchasers with certain registration rights with respect to the shares of Common Stock underlying the Purchased Securities acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Contango and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided however, that Contango and the Purchasers shall not be considered Affiliates for purposes of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Allocated Purchase Price” means with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Allocated Purchase Price” on Schedule A hereto.

“Basic Documents” means, collectively, this Agreement, the Statement of Resolution and the Registration Rights Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of Texas are authorized or required by Law or other governmental action to close.

“Common Stock” means the Common Stock, par value $0.04 per share, of Contango.

“Contango” has the meaning set forth in the introductory paragraph of this Agreement.

“Contango Bylaws” shall have the meaning specified in Section 2.05(e).

“Contango Related Parties” shall have the meaning specified in Section 5.02.

“Closing” shall have the meaning specified in Section 2.03(b).

“Closing Date” shall have the meaning specified in Section 2.03(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Conversion Shares” means the Common Stock issuable upon conversion of the Preferred Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Contango means a Governmental Authority having jurisdiction over Contango, its Subsidiaries or any of their respective Properties.

“Indemnified Party” shall have the meaning specified in Section 5.03.

“Indemnifying Party” shall have the meaning specified in Section 5.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“NYSE” means the NYSE American.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Preferred Stock” means the Series A Contingent Convertible Preferred Stock having the terms set forth in the Statement of Resolution.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Securities” means, with respect to each Purchaser, the number of shares of Preferred Stock as set forth opposite such Purchaser’s name on Schedule A hereto.

“Purchaser Related Parties” shall have the meaning specified in Section 5.01.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into on the date hereof, between Contango and the Purchasers in substantially the form attached hereto as Exhibit B.

“Representatives” means, with respect to a specified Person, the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Statement of Resolution” shall have the meaning specified in Section 2.04(b)(iv).

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“TBOC” means the Texas Business Organizations Code.

“Transfer” shall have the meaning specified in Section 4.07.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Authorization of Sale of the Purchased Securities. Contango has authorized the issuance and sale to the Purchasers of the Purchased Securities on the terms and subject to the conditions set forth in this Agreement.

Section 2.02 Sale and Purchase. Subject to the terms and conditions hereof, Contango hereby agrees to issue and sell to each Purchaser, free and clear of any and all Liens (other than the transfer restrictions under applicable federal and state securities laws and other than those arising under the Certificates of Designations or the TBOC), and each Purchaser, severally and not jointly, hereby agrees to purchase from Contango, such number of Purchased Securities on the Closing Date as set forth on Schedule A, and each Purchaser agrees to pay Contango its Allocated Purchase Price with respect to such Purchased Securities.

Section 2.03 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Securities hereunder (the “Closing”) shall take place at 9:00 a.m. Central Time on September 17, 2019 at the offices of Gibson, Dunn & Crutcher LLP, 811 Main Street, Suite 3000, Houston, Texas, or such other date, time or location as agreed by the parties. The date of the Closing shall be the “Closing Date.” The parties agree that the Closing may occur via delivery of facsimiles or portable document format (PDF) documents.

Section 2.04 Conditions to Closing.

(a) Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Securities to be purchased and issued at the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii) the concurrent public offering of Common Stock pursuant to an underwriting agreement between the Company and the underwriters named therein shall be consummated.

(b) Conditions of the Purchasers’ Obligations at the Closing. The respective obligations of each Purchaser to consummate the purchase of the Purchased Securities to be purchased by such Purchaser at the Closing shall be subject to the satisfaction (or waiver by such Purchaser) on or prior to the Closing Date of each of the following conditions:

(i) the representations and warranties of Contango contained in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date as if made on and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(ii) Contango and its Subsidiaries shall have performed and complied, in all material respects, with all of the covenants and agreements required to be performed and complied with by it hereunder on or prior to the Closing Date;

(iii) Contango shall have adopted and filed with the Secretary of State of the State of Texas the Statement of Resolution in the form attached hereto as Exhibit A (the “Statement of Resolution”), and the Statement of Resolution shall have become effective as an amendment to Contango’s Amended and Restated Certificate of Formation (the “Contango Charter”); and

(iv) Contango shall have delivered, or caused to be delivered, to the Purchasers, Contango’s closing deliveries described in Section 2.05.

(c) Conditions of Contango’s Obligations at the Closing. The obligation of Contango to consummate the sale of the Purchased Securities to be sold at the Closing shall be subject to the satisfaction (or waiver by Contango) on or prior to the Closing Date of each of the following conditions:

(i) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date as if made on and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(ii) each Purchaser shall have performed and complied, in all material respects, with all of the covenants and agreements required to be performed and complied with by such Purchaser on or prior to the Closing Date;

(iii) each Purchaser shall have delivered, or caused to be delivered, to Contango such Purchaser’s closing deliveries as described in Section 2.06 of this Agreement.

Section 2.05 Contango Deliveries. At the Closing, Contango shall deliver or cause to be delivered:

(a) evidence of the Purchased Securities credited to book-entry accounts maintained by the transfer agent of the Company and issued by the Company free and clear of any Liens, other than the transfer restrictions under applicable federal and state securities laws and other than those arising under the Statement of Resolution or the TBOC, registered in such names as each Purchaser shall have designated; and

(b) the Registration Rights Agreement in substantially the form attached hereto as Exhibit B, which shall have been duly executed by Contango.

Section 2.06 Purchasers’ Deliveries. At the Closing, each Purchaser shall deliver or cause to be delivered:

(a) its Allocated Purchase Price as of the Closing Date, such payments to be made by wire transfers of immediately available funds on the Closing Date to an account designated by Contango at least two (2) Business Days (or such shorter period of time as shall be agreeable by all parties hereto) prior to the Closing Date;

(b) the Registration Rights Agreement in substantially the form attached hereto as Exhibit B, which shall have been duly executed by each Purchaser party thereto; and

(c) the Voting and Support Agreement in substantially the form attached hereto as Exhibit C, which shall have been duly executed by each Purchaser party thereto.

Section 2.07 Independent Nature of the Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The failure or waiver of performance under any Basic Document of any Purchaser by Contango does not excuse performance by any other Purchaser and the waiver of performance of Contango by any Purchaser does not excuse performance by Contango with respect to each other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.08 Further Assurances. From time to time after the date hereof, without further consideration, Contango and the Purchasers shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND

COVENANTS RELATED TO CONTANGO

Contango represents and warrants to and covenants with each Purchaser as follows:

Section 3.01 Corporate Existence. Contango is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 3.02 Valid Issuance of Purchased Securities. The Purchased Securities being purchased by each of the Purchasers hereunder will be duly authorized by Contango pursuant to the Contango Charter and the Statement of Resolution prior to the Closing and, when issued and delivered by Contango to such Purchaser against payment therefor in accordance with the terms of this Agreement and the terms of the Purchased Securities, will be validly issued, fully paid and non-assessable and will be free of preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under the Statement of Resolution or this Agreement and under applicable state and federal securities laws and (ii) such Liens as are created by such Purchaser or its Affiliates.

Section 3.03 Authorization, Enforceability. Contango has all necessary corporate power and authority to execute, deliver and perform its obligations under the Basic Documents, and the execution, delivery and performance by Contango of the Basic Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action on the part of Contango; and no further consent or authorization of Contango is required. All corporate action required to be taken by the Contango for the authorization, issuance, sale and delivery of the Purchased Securities shall have been validly taken. The Agreement has been duly and validly authorized, executed and delivered by Contango and constitutes the legal, valid and binding obligation of Contango and, when executed and delivered by Contango, the other Basic Documents will be duly and validly authorized, executed and delivered by Contango and will constitute the legal, valid and binding obligations of Contango, in each case enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law.

Section 3.04 No Breach. The execution, delivery and performance by Contango of the Basic Documents and the consummation by Contango of the transactions contemplated hereby or thereby does not and will not (a) assuming the accuracy of the representations and warranties of the Purchasers contained herein and their compliance with the covenants contained herein, violate any provision of any Law or permit having applicability to Contango or the property or assets of Contango or any of its Subsidiaries, (b) conflict with or result in a violation or breach of any provision of the organizational documents of Contango, or (c) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which Contango is a party or by which Contango is bound or to which any of the property or assets of Contango or any of its Subsidiaries is subject, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the ability to consummate the transactions contemplated by the Basic Documents.

Section 3.05 Investment Company Status. Contango is not and, immediately after the sale of the Purchased Securities and the application of the net proceeds from such sale will not be, required to register as an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.06 Certain Fees. Except for fees paid to Cowen and Company, LLC and Intrepid Partners, LLC in connection with the sale of the Purchased Securities, no fees or commissions are or will be payable by Contango to brokers, finders or investment bankers with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement. Contango agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Contango or alleged to have been incurred by Contango in connection with the sale of the Purchased Securities or the consummation of the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND

COVENANTS OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to Contango as follows:

Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to execute, deliver and perform its obligations under the Basic Documents to which such Purchaser is or will be a party. The execution, delivery and performance by such Purchaser of the Basic Documents to which such Purchaser is or will be a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. This Agreement to which such Purchaser is a party has been duly and validly authorized, executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser and, when executed by such Purchaser, the other Basic Documents to which such Purchaser is a party will be duly and validly authorized, executed and delivered by such Purchaser and will constitute the legal, valid and binding obligations of such Purchaser, in each case enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law.

Section 4.03 No Breach. The execution, delivery and performance by such Purchaser of the Basic Documents and the consummation by such Purchaser of the transactions contemplated hereby or thereby does not and will not (a) assuming the accuracy of the representations and warranties of Contango contained herein and its compliance with the covenants contained herein, violate any provision of any Law or permit having applicability to such Purchaser or the property or assets of such Purchaser, (b) conflict with or result in a violation or breach of any provision of the organizational documents of such Purchaser, or (c) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the ability to consummate the transactions contemplated by the Basic Documents.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement. Such Purchaser agrees, severally and not jointly with any other Purchaser, that it will indemnify and hold harmless Contango from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 4.05 Unregistered Securities.

(a) Accredited Investor Status; Sophisticated Purchasers. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in Purchased Securities and the Conversion Shares. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Securities and the Conversion Shares.

(b) Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of Contango that have been requested and materials relating to the offer and sale of the Purchased Securities that have been requested by such Purchaser and its Representatives. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of Contango. Neither such inquiries nor any other due diligence investigations conducted at any time by any Purchaser and Representatives shall modify, amend or affect such Purchaser’s right (i) to rely on Contango’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement, or any other Basic Document. Such Purchaser understands that the purchase of the Purchased Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Securities.

(c) Cooperation. Such Purchaser shall cooperate reasonably with Contango to provide any information necessary for any applicable securities filings required to be made by Contango.

(d) Legends. Such Purchaser understands that the Purchased Securities will bear a restrictive legend substantially in the form as set forth in the Statement of Resolution.

(e) Purchase Representation. Such Purchaser is purchasing the Purchased Securities for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and understands that none of the Purchased Securities or the Conversion Shares have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that Contango, in issuing the Purchased Securities, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f) Rule 144. Such Purchaser understands that there is no public trading market for the Purchased Securities, that none is expected to develop and that the Purchased Securities must be held indefinitely unless and until the Purchased Securities or the Conversion Shares, as applicable, are registered under the Securities Act or an exemption from registration is available. Such Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g) Reliance by Contango. Such Purchaser understands that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that Contango is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Securities and the Conversion Shares.

Section 4.06 Short Selling. Such Purchaser has not engaged in any Short Sales involving Common Stock owned by it between the time it first began discussions with Contango about the transaction contemplated by this Agreement and the date of execution of this Agreement.

Section 4.07 Lock-Up Agreement. Without the prior written consent of Contango, except as otherwise specifically provided in this Agreement, each Purchaser will not, during the period commencing on the date hereof and ending the date that is six months after the date hereof, (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Purchased Securities or (2) enter into any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of its Purchased Securities, whether any such transaction described in clause (1) or (2) above (any such transaction described in clauses (1) and (2), a “Transfer”) is to be settled by delivery of Purchased Securities, Common Stock or such other securities, in cash or otherwise.

ARTICLE V

INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01 Indemnification by Contango. Contango agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), involving a third party claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by Contango contained herein to be true and correct in all material respects as of the date hereof (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties must have been true and correct) or (ii) the material breach of any covenants of Contango contained herein, provided that, in the case of the immediately preceding clause (i), such claim for indemnification is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to Contango shall constitute the date upon which such claim has been made.

Section 5.02 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Contango and its respective Representatives (collectively, “Contango Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), involving a third party claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by such Purchaser contained herein to be true and correct in all material respects as of the date hereof or (ii) the material breach of any of the covenants of such Purchaser contained herein, provided that, in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Contango Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of such Purchaser shall not be greater in amount than such Purchaser’s Allocated Purchase Price.

Section 5.03 Indemnification Procedure. A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article V, except as otherwise provided in Sections 5.01 and 5.02. Promptly after any Contango Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this

Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle such claim, it shall promptly after such determination, and in no event later than five (5) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and/or the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control relevant to the claim. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a claim, failed (y) to assume the defense or settlement of such claim and employ counsel or (z) to notify the Indemnified Party of such assumption, or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrong doing by, the Indemnified Party.

Section 5.04 Tax Treatment of Indemnification Payments. Any indemnification payments made under this Article V shall be treated for all tax purposes as an adjustment to the relevant Purchaser’s Allocated Purchase Price except as otherwise required by applicable Law.

ARTICLE VI

TERMINATION

Section 6.01 Termination. This Agreement may be terminated at any time:

(a) by mutual written consent of Contango and the Purchasers; and

(b) by either Contango or the Purchasers if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become final and nonappealable.

Section 6.02 Certain Effects of Termination. If this Agreement is terminated as provided in Section 6.01, except as set forth in Section 7.03, this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. All other costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 7.02 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever Contango has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Contango unless otherwise specified. Any reference in this Agreement to $ shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify the Basic Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Basic Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 7.03 Survival of Provisions. The representations and warranties set forth in Sections 3.02, 3.03, 3.06, 4.02, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of six (6) months following the final Closing Date regardless of any investigation made by or on behalf of Contango or the Purchasers. The covenants made in this Agreement or any other Basic Document shall survive the final Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Securities and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article V and all indemnification rights and obligations of Contango and the Purchasers thereunder, Section 6.02 and this Article VII shall remain operative and in full force and effect as between Contango and the Purchasers, unless Contango and the Purchasers execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between Contango and the Purchasers.

Section 7.04 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by Contango from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Contango in any case shall entitle Contango to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. Notwithstanding any of the foregoing, any amendment, waiver, consent or modification of, or supplement to, this Agreement or any other Basic Document shall require approval of a majority of the members of the board of directors of Contango not affiliated with John C. Goff.

Section 7.05 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon Contango, each Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. Without the written consent of Contango, no portion of the rights and obligations of any Purchaser under this Agreement may be assigned or transferred by such Purchaser. No portion of the rights and obligations of Contango under this Agreement may be transferred or assigned without the prior written consent of the Purchasers.

Section 7.06 Communications. All notices and demands provided for hereunder shall be (i) in writing and shall be given by registered or certified mail, return receipt requested, air courier guaranteeing overnight delivery or personal delivery, and (ii) via e-mail, to the following addresses:

(a) If to the Purchasers:

At such address indicated on Schedule A attached hereto.

(b) If to Contango:

Contango Oil & Gas Company

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Attention: Wilkie S. Colyer, Jr.

E-mail: WColyer@contango.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Hillary H. Holmes

E-mail: HHolmes@gibsondunn.com

or to such other address as Contango or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt if sent by overnight courier copy; when receipt is acknowledged, if sent via e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.07 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by Contango or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.08 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Texas, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Texas over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.09 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. A signed copy of this Agreement delivered by facsimile, portable document format (PDF) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement; provided, however, that each party hereto shall deliver an original signed copy of this Agreement executed by such party to any other party hereto promptly upon the request of any such other party.

Section 7.11 Recapitalizations, Exchanges, Etc. Affecting the Purchased Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of Contango or any successor or assign of Contango (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Purchased Securities.

Section 7.12 Certain Tax Matters. Contango agrees that, provided that each Purchaser delivers to Contango a properly executed IRS Form W-9, or similar form sufficient to cause under current Law Contango (including any paying agent of Contango) to avoid a requirement to withhold on any payments or deemed payments to any such Purchaser, Contango (including any paying agent of Contango) will not withhold on any payments or deemed payments to any such Purchaser.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CONTANGO OIL & GAS COMPANY

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Senior Vice President and Chief Financial Officer

[Signatures continued on following page.]

[Signature Page to Purchase Agreement]

GOFF MCF PARTNERS, LP

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Chief Executive Officer

JOHN C. GOFF SEP IRA

By:	/s/ John C. Goff
John C. Goff

[Signature Page to Purchase Agreement]

SCHEDULE A

Purchaser	Number of Shares of Preferred Stock	Allocated Purchase Price
Goff MCF Partners, LP	694,737	$6,600,001.50
John C. Goff SEP IRA	94,737	$900,001.50

Total	789,474	$7,500,003.00

Notice Address:

500 Commerce St., Suite 700,

Fort Worth, Texas 76102

Attention Jennifer Terrell

jterrell@Goffcp.com

With a copy to

Pillsbury Winthrop Shaw Pittman LLP

1200 Seventeenth Street NW

Washington, DC 20036-3006

Attention Robert Robbins

robert.robbins@pillsburylaw.com

EXHIBIT A

STATEMENT OF RESOLUTION

ESTABLISHING SERIES OF SHARES

DESIGNATED

SERIES A CONTINGENT CONVERTIBLE PREFERRED STOCK

OF CONTANGO OIL & GAS COMPANY

Pursuant to Section 21.155 and Section 21.156 of the Texas Business Organizations Code (the “Code”):

CONTANGO OIL & GAS COMPANY, a Texas corporation (the “Corporation”), certifies that pursuant to the authority contained in Article IV of its Amended and Restated Certificate of Formation (the “Certificate of Formation”), and in accordance with the provisions of Section 21.155 and Section 21.156 of the Code, the Board of Directors of the Corporation (the “Board”) duly approved and adopted on September 9, 2019, and a duly authorized Pricing Committee of the Board has duly approved and adopted on September 12, 2019, the following resolution creating and providing for the establishment and issuance of a series of shares of Series A Preferred Stock (defined below) as hereinafter described, providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Formation, all in accordance with the provisions of Section 21.155 and Section 21.156 of the Code, which resolution remains in full force and effect on the date hereof:

RESOLVED, that the rights, powers and preferences, and the qualifications, limitations and restrictions, of the Series A Contingent Convertible Preferred Stock as set forth in the Statement of Resolution are hereby approved and adopted by the Board and the Series A Contingent Convertible Preferred Stock is hereby authorized out of the Corporation’s authorized preferred stock, par value $0.04 per share; and the form, terms and provisions of the Statement of Resolution are hereby approved, adopted, ratified and confirmed in all respects as follows:

Section 1. Designation and Amount; Ranking.

(a) The shares of such series shall be designated the “Series A Contingent Convertible Preferred Stock” (the “Series A Preferred Stock”).

(b) Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock.

(c) The authorized number of shares of Series A Preferred Stock shall initially be 789,474, which number may from time to time be increased or decreased by resolution of the Board as permitted by the Code.

(d) For purposes of this Statement of Resolution, “Capital Stock” of any person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person. The Series A Preferred Stock shall, with respect to dividend rights and rights upon a liquidation, winding-up or dissolution of the Corporation, rank:

(i) senior to any class or series of Capital Stock of the Corporation, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Junior Stock”);

(ii) on parity with the Common Stock, par value $0.04 per share, of the Corporation (“Common Stock”) and any class or series of Capital Stock of the Corporation, the terms of which provide that such class or series ranks on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Parity Stock”); and

(iii) junior to any class or series of Capital Stock of the Corporation (other than Common Stock), the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Senior Stock”).

Section 2. Definitions.

For purposes of this Statement of Resolution, the following terms have meanings set forth in the Section indicated:

Term	Section
Board	Preamble
Business Day	Section 11(c)
Capital Stock	Section 1(d)
Certificate of Formation	Preamble
Common Stock	Section 1(d)(ii)
Code	Preamble
Conversion Ratio	Section 8(a)
Conversion Requirements	Section 8(a)
Corporation	Preamble
Junior Stock	Section 1(d)(i)
Liquidation	Section 4(a)
Liquidation Distribution	Section 4(a)
National Securities Exchange	Section 8(a)
Original Issue Date	Section 3(a)
Original Issue Price	Section 3(a)
Parity Stock	Section 1(d)(ii)
Transfer Agent	Section 7(b)
Senior Stock	Section 1(d)(iii)
Series A Preferred Stock	Section 1(a)

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Section 3. Dividends.

(a) Holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board and declared by the Corporation, out of funds that are legally available therefor, cash dividends of ten percent (10%) of the Original Issue Price per annum on each outstanding share of Series A Preferred Stock. Such dividends shall accrue from the first anniversary of the Original Issue Date of the Series A Preferred Stock and shall cease to accrue on the date immediately preceding the date on which the Conversion Requirements described in Section 8 are satisfied. The “Original Issue Price” means $9.50 per share (as adjusted for any stock split, combination or similar event or transaction directly affecting the Series A Preferred Stock but not by any accrued dividends). The “Original Issue Date” means September 17, 2019.

(b) Following the first anniversary of the Original Issue Date, dividends pursuant to this Section 3 shall be payable quarterly in cash, on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2020, when, as and if declared by the Board, until the time at which the Conversion Requirements are satisfied; provided, however, that when the Preferred Stock is no longer outstanding, no dividends shall be payable to the holders of the Series A Preferred Stock or the holders of the Common Stock into which the Series A Preferred Stock converts. Payments of any dividends pursuant to this Section 3 shall be payable only if the Corporation has surplus income and such payment is permissible under the Corporation’s debt instruments then in effect.

(c) No dividends or distributions shall be paid with respect to the Common Stock (i) prior to the holders of the Series A Preferred Stock having received all accrued but unpaid dividends on the Series A Preferred Stock or (ii) unless and until all shares of Series A Preferred Stock have been converted to shares of Common Stock.

(d) Holders of Series A Preferred Stock shall fully participate, on an as-converted basis, in any dividends declared and paid or distributions on Common Stock as if the Series A Preferred Stock were converted into shares of Common Stock as of the record date for such dividend or distribution at the Conversion Ratio.

Section 4. Liquidation.

(a) Prior to conversion pursuant to Section 8, in the event of a liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, in respect of any shares of Series A Preferred Stock held by them, out of assets of the Corporation available for distribution to shareholders of the Corporation or their assignees, and subject to the rights of any outstanding shares of Senior Stock and before any amount shall be distributed to the holders of Junior Stock, a liquidating distribution (the “Liquidation Distribution”) in an amount equal to the amount such holder of Series A Preferred Stock would have been entitled to receive had such holder converted its shares of Series A Preferred Stock into shares of Common Stock at the Conversion Ratio immediately prior to such Liquidation.

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(b) If, upon any Liquidation, the amount payable with respect to the Liquidation Distribution is not paid in full, the holders of the Series A Preferred Stock and any Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation distributions to which they are entitled.

(c) After the payment in cash or proceeds to the holders of shares of the Series A Preferred Stock of the full amount of the Liquidation Distribution with respect to outstanding shares of Series A Preferred Stock, the holders of outstanding shares of Series A Preferred Stock shall have no right or claim, based on their ownership of shares of Series A Preferred Stock, to the remaining assets of the Corporation, if any. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in the good faith reasonable discretion of the Board or liquidating trustee, as the case may be.

Section 5. Voting.

The holders of outstanding shares of Series A Preferred Stock shall have the following voting rights:

(a) Each share of Series A Preferred Stock shall entitle the holder thereof to voting power equal to 8.71 shares of Common Stock on all matters submitted to a vote of the shareholders of the Corporation; provided that, to eliminate fractional votes, the votes cast by the shares of Series A Preferred Stock in the aggregate “for” or “against” a matter will be rounded down to the nearest whole vote.

(b) In the event the Corporation shall at any time after declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(c) Except as otherwise provided herein or by the Code or other applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

(d) Except as set forth herein or as otherwise required by the Code or other applicable law, the holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with the holders of shares of Common Stock as set forth herein) for taking any corporate action.

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Section 6. Reservation of Common Stock.

(a) Subject to the Conversion Requirements set forth in Section 8, at any time that any Series A Preferred Stock is outstanding, the Corporation shall from time to time take all lawful action within its control to cause the authorized capital stock of the Corporation to include a number of authorized but unissued shares of Common Stock equal to 7,894,740 shares (for the avoidance of doubt, taking into account any other obligations of the Corporation to reserve Common Stock upon the conversion, exchange or exercise of other securities of the Corporation such that any other reservation may not be counted toward the reservation of Common Stock hereunder) (such authorized but unissued shares, the “Reserved Shares”). If, at any time, the Corporation lacks a sufficient number of Reserved Shares, the Corporation shall use its reasonable best efforts to take all lawful action within its control to effect an amendment to the Certificate of Formation to increase the authorized but unissued shares of Common Stock of the Corporation to provide for a sufficient number of Reserved Shares.

(b) If any shares of Common Stock to be reserved for the purpose of conversion of the Series A Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation shall, at its sole cost and expense, in good faith and as expeditiously as possible following satisfaction of the Conversion Requirements set forth in Section 8, endeavor to secure such registration, listing or approval, as the case may be.

Section 7. Form.

(a) Notwithstanding anything to the contrary herein, the shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion thereof shall be in uncertificated, book-entry form as permitted by the Bylaws of the Corporation and the Code, and shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”

(b) The duly appointed transfer agent for the Series A Preferred Stock shall be Continental Stock Transfer & Trust Company (the “Transfer Agent”). The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that if the Corporation removes Continental Stock Transfer & Trust Company, the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

(c) Transfers of Series A Preferred Stock or any shares of Common Stock issued upon conversion thereof held in uncertificated, book-entry form shall be made only upon the transfer books of the Corporation kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

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Section 8. Conversion.

(a) Following (i) effectiveness of an amendment to the Certificate of Formation to increase the number of authorized shares of Common Stock by at least 50,000,000 shares and (ii) approval by the shareholders of the Corporation, in accordance with applicable law and the applicable rules and regulations of the principal national securities exchange on which the Common Stock is then listed for trading (the “National Securities Exchange”), of the issuance of the shares of Common Stock to be issued upon conversion of the Preferred Stock pursuant to this Section 8 (the “Conversion Requirements”), each share of Series A Preferred Stock shall automatically convert into 10 shares of Common Stock (the “Conversion Ratio”).

(b) Any Common Stock delivered as a result of conversion pursuant to this Section 8 following satisfaction of the Conversion Requirements shall be validly issued, fully paid and non- assessable, free and clear of any preemptive right, liens, claims, rights or encumbrances other than those arising under the Code or the Bylaws of the Corporation. Immediately following the settlement of conversion, the rights of the holders of converted Series A Preferred Stock shall cease and the persons entitled to receive shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be treated for all purposes as having become the owners of such shares of Common Stock. Concurrently with such conversion, the converted shares of Series A Preferred Stock shall cease to be outstanding, shall be canceled and the shares of Series A Preferred Stock formerly designated pursuant to this Statement of Resolution shall be restored to authorized but unissued shares of Preferred Stock.

(c) If, after the Original Issue Date, the Corporation (i) makes a distribution on its Common Stock in cash, securities (including Common Stock) or other property or assets, (ii) subdivides or splits its outstanding Common Stock into a greater number of Common Stock, (iii) combines or reclassifies its Common Stock into a smaller number of Common Stock or (iv) issues by reclassification of its Common Stock any securities (including any reclassification in connection with a merger, consolidation or business combination in which the Corporation is the surviving person), then the Conversion Ratio in effect at the time of the record date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of Common Stock (or shares of any securities into which such shares of Common Stock would have been combined, consolidated, merged or reclassified pursuant to clauses (iii) and (iv) above) that such holder would have been entitled to receive if the Series A Preferred Stock had been converted into Common Stock immediately prior to such record date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Corporation is the surviving person, the Corporation shall provide effective provisions to ensure that the provisions in this Statement of Resolution relating to the Series A Preferred Stock shall not be abridged or amended and that the Series A Preferred Stock shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction or event. An adjustment made pursuant to this Section 8(c) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Corporation is the surviving person) or split. Such adjustment shall be made successively whenever any event described above shall occur.

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(d) Notwithstanding any of the other provisions of this Section 8, no adjustment shall be made to the Conversion Ratio pursuant to Section 8(c) as a result of any of the following:

(i) the grant of Common Stock or options, warrants or rights to purchase Common Stock to employees, officers or directors of the Corporation or its subsidiaries, under compensation plans and agreements approved in good faith by the Board; provided, that in the case of options, warrants or rights to purchase Common Stock, the exercise price per Common Stock shall not be less than the closing price of the Common Stock (as reported by the National Securities Exchange) on the date such option, warrant or other right is issued;

(ii) the issuance of any Common Stock as all or part of the consideration to effect (A) the closing of any acquisition by the Corporation of assets of a third party or (B) the consummation of a merger, consolidation or other business combination of the Corporation with another entity in which the Corporation survives and the Common Stock remain outstanding to the extent such transaction(s) is or are validly approved by the vote or consent of the Board;

(iii) without duplication of Section 8(d)(i) above, the issuance of options, warrants or other rights to purchase Common Stock, or securities exercisable or convertible into or exchangeable for Common Stock (or options, warrants or other rights to purchase any such securities that are exercisable or convertible into or exchangeable for Common Stock, in each case, that are outstanding on the date of first issuance of shares of Series A Preferred Stock); and

(iv) the issuance of securities for which an adjustment is made under another provision of this Section 8.

(e) The Corporation shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise, property or similar taxes, that may be payable in respect of any issue or delivery of Common Stock on conversion of Series A Preferred Stock pursuant hereto. However, the holder of any Series A Preferred Stock shall pay any tax that is due because Common Stock issuable upon conversion thereof are issued in a name other than such holder’s name.

(f) No fractional Common Stock shall be issued upon the conversion of any Series A Preferred Stock. All Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional stock. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a Common Stock, the Corporation shall not issue a fractional Common Stock but shall round the fractional Common Stock to the nearest whole Common Stock (and a 0.5 of a share of Common Stock shall be rounded up to the next higher share of Common Stock).

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Section 9. Additional Procedures.

(a) In connection with any conversion pursuant to Section 8, the holder of Series A Preferred Stock must deliver transfer instruments reasonably satisfactory to the Corporation, at the principal office of the Corporation (or such other place mutually acceptable to the holder of Series A Preferred Stock and the Corporation), in accordance with Section 7(c).

(b) On the date of conversion pursuant to Section 8, the number of shares of Common Stock into which the applicable shares of Series A Preferred Stock are converted shall be promptly issued in uncertificated, book-entry form and evidence thereof shall be delivered to the holder of Series A Preferred Stock thereof or such holder’s designee upon the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, if any, allocable to such holder.

Section 10. No Other Rights.

The shares of Series A Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Formation, or as may be provided by law.

Section 11. Other Provisions.

(a) The shares of Series A Preferred Stock shall not be subject to the operation of any retirement or sinking fund.

(b) In case any one or more of the provisions contained in this Statement of Resolution shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Statement of Resolution a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable, unless the requisite parties separately agree to a replacement provision that is valid, legal and enforceable.

(c) Any amendment, modification, waiver or alteration of, or supplement to, this Statement of Resolution shall require approval of a majority of the members of the Board not affiliated with John C. Goff.

(d) Any payments, issuances or distributions required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. For the purposes of this Statement of Resolution, “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas are authorized or required by law to close. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the holders in accordance with the payment instructions as such holders may deliver by written notice to the Corporation from time to time.

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Section 12. Effective Date.

This Statement of Resolution shall become effective on September 17, 2019.

[The Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Contango Oil & Gas Company has caused this Statement of Resolution to be duly executed on the date first written above.

CONTANGO OIL & GAS COMPANY

By:
Name: E. Joseph Grady
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Statement of Resolution]

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

by and among

CONTANGO OIL & GAS COMPANY

and

THE PURCHASERS PARTY HERETO

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 17, 2019 by and between Contango Oil & Gas Company, a Texas corporation (“Contango”), and the parties set forth on Schedule A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Purchased Securities pursuant to the Purchase Agreement, dated as of September 12, 2019, by and between Contango and the Purchasers (the “Purchase Agreement”);

WHEREAS, Contango has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Purchasers and Contango under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of Texas are authorized or required by law or other governmental action to close.

“Statement of Resolution” means the statement of resolution setting forth the terms of the Preferred Stock.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.04 per share, of Contango.

“Contango” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Effective Date” means the initial date of effectiveness of the Shelf Registration Statement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Law” shall have the meaning set forth in the Purchase Agreement.

“Losses” has the meaning specified therefor in Section 2.5(a) of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Preferred Stock” means the Series A Contingent Convertible Preferred Stock of Contango and having the rights and obligations specified in the Statement of Resolution.

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchased Securities” means the Preferred Stock to be issued and sold to the Purchasers pursuant to the Purchase Agreement.

“Purchaser” or “Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration” means any registration pursuant to this Agreement, including pursuant to the Shelf Registration Statement.

“Registrable Securities” means, subject to Section 1.2 of this Agreement, the shares of Common Stock issued upon conversion of the Purchased Securities in accordance with the terms of the Statement of Resolution.

“Registration Expenses” has the meaning specified therefor in Section 2.4(a) of this Agreement.

“Resale Opt-Out Notice” has the meaning specified therefor in Section 2.1(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

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“Selling Expenses” has the meaning specified therefor in Section 2.4(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security is held by Contango or one of its subsidiaries; (c) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; and (d) the date on which such Registrable Security has been sold pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act, “Rule 144”) or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting transfer of such Registrable Security has been removed.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Shelf Registration. Contango shall use its commercially reasonable efforts to prepare and file an initial Shelf Registration Statement under the Securities Act covering all Registrable Securities at such time of filing within 30 days of the conversion of the Preferred Stock. Contango shall use its commercially reasonable efforts to cause such initial Shelf Registration Statement to become effective no later than 120 days from its initial filing. Contango will use its commercially reasonable efforts to cause such initial Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) three years from the Effective Date (the “Effectiveness Period”). A Shelf Registration Statement filed pursuant to this Section 2.l(a) shall be on such appropriate registration form of the Commission as shall be selected by Contango. A Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Shelf Registration Statement becomes effective, but in any event within five Business Days of such date, Contango shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement.

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(b) Resale Registration Opt-Out. At least three Business Days before the initial filing of the Shelf Registration Statement required by Section 2.1(a), Contango shall provide advance written notice to each Holder that it plans to file a Shelf Registration Statement. Any Holder may deliver advance written notice (a “Resale Opt-Out Notice”) to Contango requesting that such Holder not be included in a Shelf Registration Statement prior to its initial filing. Following receipt of a Resale Opt-Out Notice from a Holder, Contango shall not be required to include the Registrable Securities of such Holder in such Shelf Registration Statement.

(c) Delay Rights. Notwithstanding anything to the contrary contained herein, Contango may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) Contango is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Contango determines in good faith that Contango’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) Contango has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Contango, would materially and adversely affect Contango; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement for a period of 60 consecutive days or an aggregate of 180 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Contango shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.2 Sale Procedures.

(a) In connection with its obligations under this Article II, Contango will, as expeditiously as possible:

(i) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Shelf Registration Statement;

(ii) furnish to each Selling Holder (A) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required

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by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (B) such number of copies of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(iii) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, provided that Contango will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(iv) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (B) the receipt of any written comments from the Commission with respect to any filing referred to in clause (A) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(v) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which the prospectus contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (B) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (C) the receipt by Contango of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Contango agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

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(vi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(vii) cause all such Registrable Securities registered pursuant to this Agreement to be listed or quoted on each securities exchange or nationally recognized quotation system on which similar securities issued by Contango are then listed or quoted, and cause to be satisfied all requirements and conditions of such securities exchange or nationally recognized quotation system to the listing or quoting of such Registrable Securities that are reasonably within the control of Contango, including, without limitation, registering the Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rule of the Commission;

(viii) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Contango to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(ix) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement; and

(x) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders in order to expedite or facilitate the disposition of such Registrable Securities.

(b) Each Selling Holder, upon receipt of notice from Contango of the happening of any event of the kind described in Section 2.2(b)(v), shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(b)(v) or until it is advised in writing by Contango that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Contango, such Selling Holder will deliver to Contango (at Contango’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.3 Cooperation by Holders. Contango shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement if such Selling Holder has failed to timely furnish such information which, in the opinion of counsel to Contango, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

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Section 2.4 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to Contango’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.1 and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of Contango’s independent public accountants and counsel for Contango. Except as otherwise provided in Section 2.5 hereof, Contango shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, Contango shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions, transfer taxes and fees of counsel allocable to the sale of the Registrable Securities.

(b) Expenses. Contango will pay all reasonable Registration Expenses in connection with a Shelf Registration Statement, whether or not any sale is made pursuant to such Shelf Registration Statement.

Section 2.5 Indemnification.

(a) By Contango. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by applicable law, Contango will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents, representatives and managers, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents, representatives and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses), including any of the foregoing incurred in settlement of any litigation commenced or threatened by any party other than a Selling Holder (collectively, “Losses”), joint or several, to which such Selling Holder or controlling Person or directors, officers, employees, agents, representatives or managers may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, and each such controlling Person and each such director, officer, employee, agent, representatives or manager for any legal or other expenses reasonably incurred

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by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Contango will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, employee, agent, representatives, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Contango, its directors, officers, employees, representatives and agents and each Person, if any, who controls Contango within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from Contango to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.5(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party or representation by both parties by the same counsel is otherwise inappropriate under the applicable standards of professional conduct, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.

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(d) Contribution. If the indemnification provided for in this Section 2.5 is held by a court or government agency of competent jurisdiction to be unavailable to Contango or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of Contango on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification less the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The relative fault of Contango on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.5 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.6 Transfer or Assignment of Registration Rights. Except as otherwise specifically provided in this Agreement, without the prior written consent of Contango, the rights to cause Contango to register Registrable Securities granted to the Purchasers by Contango under this Article II may not be transferred or assigned by the Purchasers.

Section 2.7 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. In addition, all other shares of Common Stock held by a Person and for which such Person has similar registration rights pursuant to an agreement between such Person and Contango shall be aggregated together for the purpose of determining such Person’s rights under this Agreement solely as such shares relate to minimum quantity requirements contemplated herein; provided that, for the avoidance of doubt, such Common Stock shall not otherwise be deemed Registrable Securities for any other purpose under this Agreement.

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ARTICLE III

MISCELLANEOUS

Section 3.1 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to a Purchaser, to such addresses indicated on Schedule A attached hereto.

(b)	If to Contango:

Contango Oil & Gas Company

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Attention: Wilkie S. Colyer, Jr.

Facsimile:

E-mail: WColyer@contango.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Hillary H. Holmes

Facsimile: (346) 718-6902

E-mail: HHolmes@gibsondunn.com

or, if to a transferee of a Purchaser, to the transferee at the address provided pursuant to Section 2.6 above. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile copy or e-mail, if sent via facsimile or e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.6 hereof.

Section 3.4 Recapitalization (Exchanges, etc. Affecting the Registrable Securities). The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of Contango or any successor or assign of Contango (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

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Section 3.5 Specific Performance. Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives (a) any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief or that a remedy at law would be adequate and (b) any requirement under any law to post securities as a prerequisite to obtaining equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8 Governing Law, Submission to Jurisdiction. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Transactions shall be brought and determined by courts of the State of Texas located in Houston, Texas and the federal courts of the United States of America located in Houston, Texas, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement.

Section 3.9 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Contango set forth herein or therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Term; Amendment. This Agreement shall automatically terminate and be of no further force and effect on the date on which there are no Registrable Securities. This Agreement may be amended only by means of a written amendment signed by Contango and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder. Notwithstanding the foregoing, any amendment, waiver, consent or modification of, or supplement to, this Agreement shall require approval of a majority of the members of the board of directors of Contango not affiliated with John C. Goff.

Section 3.13 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers, Selling Holders, their respective permitted assignees and Contango shall have any obligation hereunder and that, notwithstanding that one or more of Contango and the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of Contango, the Purchasers, Selling Holders or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of Contango, the Purchasers, Selling Holders or any of their respective assignees,

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or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of Contango, the Purchasers, Selling Holders or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Purchasers or a Selling Holder hereunder.

Section 3.15 Interpretation. Article and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

Section 3.16 No Inconsistent Agreements; Additional Rights. If Contango hereafter enters into a registration rights agreement with a third party with terms more favorable than those set forth herein with respect to Holders of shares of Common Stock, this Agreement shall, to the extent so requested by any such Holders, be amended so as to provide such Holders with substantially the same material terms as provided to such other third party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONTANGO OIL & GAS COMPANY

By:
Name: E. Joseph Grady
Title: Senior Vice President and Chief Financial Officer

[Signatures continue on following page.]

[Signature Page to Registration Rights Agreement]

Goff MCF Partners, LP

By:
Name:	John C. Goff
Title:	Chief Executive Officer

John C. Goff SEP IRA

By:
John C. Goff

[Signature Page to Registration Rights Agreement]

Schedule A

Purchasers

Goff MCF Partners, LP

John C. Goff SEP IRA

Notice Address:

500 Commerce St., Suite 700,

Fort Worth, Texas 76102

Attention Jennifer Terrell

jterrell@Goffcp.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

1200 Seventeenth Street NW

Washington, DC 20036-3006

Attention Robert Robbins

robert.robbins@pillsburylaw.com

Schedule A

EXHIBIT C

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 17, 2019, by and Contango Oil & Gas Company, a Texas corporation (“Contango”), and John C. Goff (“Goff”).

WITNESSETH:

WHEREAS, Contango and Goff MCF Partners, LP and John C. Goff SEP IRA, entities affiliated with Goff (the “Affiliated Entities”), entered into a Purchase Agreement, dated as of September 12, 2019 (the “Purchase Agreement”), which provides for the purchase and sale by Contango of an aggregate $7.5 million in gross proceeds of shares of Series A Contingent Convertible Preferred Stock, par value $0.04 per share (the “Preferred Stock”), to the Affiliated Entities;

WHEREAS, the Preferred Stock to be issued to the Affiliated Entities pursuant to the Purchase Agreement will automatically convert into shares of common stock, par value $0.04 per share (“Common Stock”), of Contango upon (i) effectiveness of an amendment to the Certificate of Formation of Contango (the “Charter Amendment”) to increase the number of authorized shares of Common Stock by at least 50,000,000 shares following approval by the shareholders of Contango of such amendment (the “Amendment Proposal”) and (ii) if necessary, approval by the shareholders of Contango, in accordance with applicable law and stock exchange rules and regulations, of the issuance of the shares of Common Stock to be issued upon conversion of the Preferred Stock and the issuance of such shares of Common Stock at a discount to an insider of the Company (the “Conversion Proposal” and, together with the Amendment Proposal, the “Proposals”);

WHEREAS, as of the date hereof, Goff is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 25,304,325 shares of Common Stock; and

WHEREAS, as a condition and inducement to the willingness of Contango to enter into the Purchase Agreement, Goff has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.    Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)    “Expiration Date” shall mean the earlier of (i) the first date upon which both shareholder approval of the Proposals has been obtained and the Charter Amendment has become effective and (ii) the date that is six months after the date hereof.

(b)    “Subject Shares” shall mean, without duplication, (i) all shares of Common Stock of which Goff is the record or beneficial owner as of the date hereof, which total 25,304,325 shares of Common Stock, (ii) all shares of Common Stock issuable upon conversion, exercise or exchange of options, warrants and/or other rights to acquire shares of Common Stock of which Goff is the record or beneficial owner as of the date hereof, (iii) all additional shares of Common

Stock, and all additional shares of Common Stock issuable upon conversion, exercise or exchange of options, warrants and/or other rights to acquire shares of Common Stock, in each case of which Goff acquires record or beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of share dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like and including the shares of Common Stock acquired by Goff in an underwritten public offering concurrent with the issuance of shares of Preferred Stock pursuant to the Purchase Agreement (the “Public Offering”)), and (iv) all shares of Preferred Stock acquired by the Affiliated Entities pursuant to the Purchase Agreement to the extent such shares of Preferred Stock are entitled to vote on any of the Proposals or any of the other matters set forth in Section 3(a).

(c)    “Transfer.” A Person shall be deemed to have effected a “Transfer” of Subject Shares if such Person directly or indirectly (i) sells, pledges, assigns, grants an option with respect to, transfers, tenders or disposes (by merger, by testamentary disposition, by operation of Law or otherwise) of such Subject Shares or any interest in such Subject Shares, (ii) creates or permits to exist any Liens, other than restrictions imposed by applicable Law or pursuant to this Agreement, (iii) deposits any Subject Shares into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

2.     Transfer Restrictions. From the date hereof until the Expiration Date, Goff shall not Transfer (or cause or permit the Transfer of) any of his Subject Shares, or enter into any agreement relating thereto, except with Contango’s prior written consent and in Contango’s sole discretion.

3.    Agreement to Vote Subject Shares.

(a)    At every meeting of the shareholders of Contango, however called, and at every adjournment or postponement thereof (each, a “Meeting”), and on every action or approval by written consent of the shareholders of Contango, Goff agrees, unconditionally and irrevocably, to the extent not voted by the Person(s) named (or otherwise appointed in the manner set forth in) in any proxy statement or information statement, as applicable, or to cause the holder of record on any applicable record date to, vote (or cause to be voted) all Subject Shares that are then beneficially owned by Goff and entitled to vote or act by written consent:

(i)    in favor of the approval of the Amendment Proposal, and in favor of any other matters presented or proposed as to approval of the Amendment Proposal;

(ii)    in favor of the approval of the Conversion Proposal, and in favor of any other matters presented or proposed as to approval of the Conversion Proposal;

(iii)    in favor of the approval of any proposal to adjourn or postpone the Meeting to a later date, if there are not sufficient votes for the approval of the Proposals on the date on which such Meeting is held;

(iii)    against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Proposals; and

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(iv)    in favor of any other matter necessary or appropriate to the consummation of the transactions contemplated by the Purchase Agreement.

Goff agrees, unconditionally and irrevocably, to deliver or cause to be delivered such written consent immediately following consummation of the Public Offering. Goff acknowledges that, pursuant to the applicable rules and regulations of the NYSE American, the shares of Preferred Stock acquired by the Affiliated Entities pursuant to the Purchase Agreement shall not be entitled to vote with respect to the Conversion Proposal.

(b)    Any vote required to be cast pursuant to this Section 3 shall be cast by Goff or at the direction of Goff, as applicable, in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(c)    Except as provided herein, Goff shall not (i) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3, (ii) grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Subject Shares inconsistent with the terms of this Section 3 or (iii) take any action that would make any representation or warranty of Goff contained herein untrue or incorrect or have the effect of preventing or disabling Goff from performing any of his obligations under this Agreement.

(d)    The obligations of Goff specified in Section 3(a) shall apply whether or not any action described above is recommended by the Contango board of directors (or any committee thereof) (the “Board”), for so long as this Agreement is in effect.

4.    Irrevocable Proxy.

(a)    Solely in the event of a failure by Goff to act in accordance with Goff’s obligations as to voting pursuant to Section 3(a) prior to the termination of this Agreement and without in any way limiting any of Goff’s right to vote the Subject Shares in his sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval, Goff hereby grants an irrevocable proxy (the “Proxy”) appointing Contango as Goff’s attorney-in-fact and proxy, with full power of substitution, for and in Goff’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 3 above as Contango or its proxy or substitute shall, in Contango’s sole discretion, deem proper with respect to the Subject Shares.

(b)    Goff hereby represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable, and hereby revokes such proxies.

(c)    Goff hereby affirms that his Proxy set forth in this Section 4 is given in connection with the execution of the Purchase Agreement, and that such Proxy is given to secure the performance of the duties of Goff under this Agreement. Goff hereby further affirms that his Proxy is coupled with an interest in consideration of Contango entering into this Agreement and the Purchase Agreement and incurring certain related fees and expenses and, except as set forth in Section 4(d) or in Section 12 hereof, is intended to be irrevocable. All authority conferred hereby shall survive the death, incapacity of or the appointment of any liquidator, receiver, trustee, special

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manager or any other court appointed officer for Goff and shall be binding upon the heirs, estate, administrators, receivers, liquidators, trustees, special managers, personal representatives, successors and assigns of Goff.

(d)    Contango hereby acknowledges and agrees that the Proxy set forth in this Section 4 shall not be exercised to vote, consent or act on any matter except as specifically contemplated by Section 3 above and Contango agrees not to exercise the Proxy granted herein for any purpose other than the purposes described in Section 3. The Proxy set forth in this Section 4 shall be revoked, terminated and of no further force or effect automatically without further action upon the termination of this Agreement.

5.    Update of Beneficial Ownership Information. Goff shall promptly (and in any event within two Business Days after such acquisition) notify Contango of the number of Subject Shares acquired by Goff following the date hereof and prior to the Expiration Date and the updated number of Subject Shares beneficially owned by Goff as of immediately following such acquisition.

6.    Representations and Warranties of Goff. Goff hereby represents and warrants to Contango as follows:

(a)    Power; Organization; Binding Agreement. Goff has full power and authority to execute and deliver this Agreement and his Proxy, to perform Goff’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Goff, and, assuming this Agreement constitutes a valid and binding obligation of Contango, constitutes a valid and binding obligation of Goff, enforceable against Goff in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(b)    No Conflicts. None of the execution and delivery by Goff of this Agreement, the performance by Goff of his obligations hereunder or the consummation by Goff of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which Goff is a party or by which Goff may be bound, including any voting agreement or voting trust or (ii) violate any applicable Law.

(c)    Ownership of Subject Shares. Goff (i) is the beneficial owner of the Subject Shares, all of which are free and clear of any Liens (except any Liens arising under securities Laws or Liens that are not material to Goff’s performance of his obligations under this Agreement) and (ii) no Person (other than Goff) has a right to acquire any of the Subject Shares held by Goff.

(d)    Voting Power. Goff has sole voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

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(e)    Reliance by Contango. Goff understands and acknowledges that the Contango is entering into the Purchase Agreement in reliance upon Goff’s execution and delivery of this Agreement.

(f)    Consents and Approvals. The execution and delivery of this Agreement by Goff does not, and the performance by Goff of his obligations under this Agreement and the consummation by him of the transactions contemplated hereby will not, require Goff to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the Securities and Exchange Commission (“SEC”) by Goff or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by Goff of any of his obligations hereunder.

(g)    Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Goff, threatened against or affecting Goff or any of his Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of Goff to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

7.    Certain Restrictions. Goff agrees that Goff will not (in Goff’s capacity as a shareholder of Contango) bring, commence, institute, maintain, prosecute or voluntarily aid any legal action or proceeding, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, (ii) alleges that the execution and delivery of this Agreement by Goff or the approval of the Purchase Agreement and the transactions contemplated thereby, including the Charter Amendment, by the Board, breaches any fiduciary duty of the Board or any member thereof or (iii) would reasonably be expected to restrict or otherwise affect Goff’s legal power, authority and ability to comply with and perform the covenants and obligations of Goff under this Agreement.

8.    Shareholder Capacity. The parties hereto acknowledge that this Agreement is being entered into by Goff solely in his capacity as a beneficial owner of the Subject Shares, and nothing in this Agreement shall restrict or limit the ability of Goff, who is a director of Contango, to exercise his duties attendant to such position by taking any action whatsoever in such capacity, including with respect to the Purchase Agreement or this Agreement.

9.    Disclosure. Goff shall permit Contango to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Contango determines to be necessary or desirable in connection with the Purchase Agreement and any transactions related thereto, Goff’s identity and ownership of Subject Shares and the nature of Goff’s commitments, arrangements and understandings under this Agreement.

10.    No Ownership Interest. Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in Contango any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Shares shall remain vested in and belong to Goff.

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11.    Further Assurances. Subject to the terms and conditions of this Agreement, upon request of Contango, Goff shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill Goff’s obligations under this Agreement.

12.    Termination. This Agreement and Goff’s Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding anything to the contrary in this Agreement, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any willful breach of this Agreement prior to such termination.

13.    Miscellaneous.

(a)    Amendment or Supplement; Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. At any time prior to the Expiration Date, any party may, to the extent permitted by and subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Notwithstanding any of the foregoing, any amendment, waiver, consent or modification of, or supplement to, this Agreement shall require approval of a majority of the members of the board of directors of Contango not affiliated with Goff.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail or otherwise, (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Contango:

Contango Oil & Gas Company

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Attention: E. Joseph Grady

E-mail: jgrady@contango.com

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with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Hillary Holmes

E-mail: hholmes@gibsondunn.com

If to Goff:

500 Commerce St., Suite 700,

Fort Worth, Texas 76102

Attention Jennifer Terrell

jterrell@Goffcp.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

1200 Seventeenth Street NW

Washington, DC 20036-3006

Attention Robert Robbins

robert.robbins@pillsburylaw.com

(c)    Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

(d)    Entire Agreement. This Agreement and the Proxy constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties with respect to the subject matter hereof and thereof.

(e)    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

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(f)    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Texas.

(g)    Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the state courts located in Harris County, Texas; provided, however, that if jurisdiction is not then available in the state courts located in Harris County, Texas, then any such legal action or proceeding may be brought in any federal court located in the State of Texas. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Texas, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Texas as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Texas as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h)    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Goff without the prior written consent of Contango, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(i)    Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the Expiration Date, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the state courts located in Harris County, Texas; provided, however, that if jurisdiction is not then available in the state courts of the State of Texas, then in any federal court located in the State of Texas, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

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(j)    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(k)    Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.

(l)    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(m)    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(n)    Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

(o)    No Presumption Against Drafting Party. Each party hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

Name: John C. Goff

[Signatures continued on following page.]

[Signature Page to Voting and Support Agreement]

CONTANGO OIL & GAS COMPANY

By:
Name:	E. Joseph Grady
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Voting and Support Agreement]